UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549


                                FORM 8-K

                             CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): July 20, 2007



                       Access Pharmaceuticals, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                     0-9314                  83-0221517
------------------------    ------------------------    -------------------
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer

                                                        Identification No.)


     2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
     -----------------------------------------------           ---------
        (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code: (214) 905-5100
                                                       --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01
Entry into a Material Definitive Agreement

On July 20, 2007, Access Pharmaceuticals, Inc. ("Access" or the "Company") entered into an agreement with Esteban Cvitkovic, MD, a Director of the Company, relating to his services to the Company. Dr. Cvitkovic will be paid a monthly honorarium of $12,500 starting August 1, 2007, will be paid a starting bonus of $50,000, and was granted stock options to purchase 25,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the day preceding the date of the agreement. Dr. Cvitkovic's options will vest 12,500 on the date of grant and 12,500 on March 30, 2008. The stock options are granted from the Company's
2005 Equity Incentive Plan. Dr. Cvitkovic will also receive a bonus 2:00 PM 7/26/20072:00 PM 7/26/2007in cash and stock options, subject to the approval of the Compensation Committee and based upon the achievement of certain performance objectives. The target cash bonus is $100,000 and the target stock option bonus is 50,000 stock options. The agreement is valid until March 31, 2008.

                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Access Pharmaceuticals, Inc.
                                                 (Registrant)

                                          By: /s/ Stephen B. Thompson
                                             ------------------
                                              Stephen B. Thompson
                                              Vice President and
                                              Chief Financial Officer

Dated July 26, 2007

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